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                                                                                                Exhibit 99 (d)
                                      TXU Gas Company
                                 Detail of Long-Term Debt as of
                                      September 30, 2002


                                                            Interest Rate                     Principal     Maturity
         Description                                            Basis      Coupon Rate         Amount         Date
-----------------------------------                         -------------  -----------        ---------     --------
                                                                                       (In millions)
Putable Asset Term Securities........................            Fixed         7.625%           $ 200(a)   10/15/12
ENSERCH 6 1/4% Notes.................................            Fixed         6.250%             125        1/1/03
ENSERCH 6 3/8% Notes.................................            Fixed         6.375%             150        2/1/04
ENSERCH 7 1/8% Notes.................................            Fixed         7.125%             150       6/15/05
ENSERCH Remarketed Reset Notes.......................            Fixed         6.564%             125        1/1/08
  Unamortized  premium and discount....................            N/A                              1
                                                                                                -----
    Total TXU Gas (Including Debt Due Currently)....                                            $ 751

(a)  These securities were redeemend October 15,2002.  See Note 4 to Financial Statements.
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